SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report
December 21, 2007
(Date of earliest event reported)
Torch Energy Royalty Trust
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of	1-1247 (Commission File Number)	74-6411424 (I.R.S. Employer
incorporation or organization)		Identification Number)
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
(Address of principal executive offices, including zip code)
302/636-6016
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events
On December 21, 2007, Torch Energy Royalty Trust (“Trust”) reported that it had received and verified a request by Trust Venture Company, LLC to call a special meeting of the Unitholders. Trust Venture Company, LLC is a Unitholder owning of record more than ten percent in number of the outstanding units of beneficial interests in the Trust. This request for a special meeting was issued pursuant to Section 8.02 of the Trust Agreement, by and among Torch Energy Advisors Incorporated, Torch Royalty Company, Velasco Gas Company Ltd. and the Trustee, dated October 1, 1993. Section 8.02 of the Trust Agreement permits Unitholders owning of record 10% or more in number of the then outstanding units of the Trust to call a special meeting of Unitholders. Trust Venture Company, LLC stated the purpose of such special meeting was to consider and vote upon a proposal to terminate the Trust in accordance with the applicable provisions of the Trust Agreement.
The Trust is in the process of preparing the notice of special meeting and information statement and will provide such notice as promptly as practicable to the Unitholders. The notice will set forth the time and place of the meeting in Houston, Texas and in general terms the matters proposed to be acted upon at such meeting. Notice will be given in person or by mail not more the 60 days nor less than 20 days before such meeting is to be held to all Unitholders of record at the close of business on a record date selected by the Trustee which shall not be more than 60 days before the date of such mailing. A copy of the press release is furnished with this report as exhibit 99.1.
The information in this report is being furnished pursuant to Item 8.01 “Other Events”, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.

99.1	Torch Energy Royalty Trust Press Release dated August 1, 2007 (furnished not filed).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCH ENERGY ROYALTY TRUST
	By:	Wilmington Trust Company, not in its
individual capacity but solely as Trustee for
the Trust

Date: December 21, 2007	By:	/s/ Bruce L. Bisson
Bruce L. Bisson
Vice President (The Trust has no employees, directors or executive officers.)

Exhibit Index

Exhibit	Description

99.1	Torch Energy Royalty Trust Press Release dated December 21, 2007(furnished not filed).